Exhibit 99.1

STORE Capital Appoints Einar Seadler to Board of Directors

SCOTTSDALE, Ariz., February 19, 2016 - STORE Capital Corporation (NYSE: STOR), an internally managed net-lease real estate investment trust (REIT) that invests in Single Tenant Operational Real Estate, announced today the appointment of Einar A. Seadler to its Board of Directors, effective February 18, 2016. Mr. Seadler takes the seat vacated by Kenneth Liang, who resigned from the Board of Directors on February 18, 2016 as a result of Oaktree Capital Management, L.P.’s obligation to reduce the number of its designated directors on the Company’s Board to reflect the reduction of its level of ownership of the Company’s common stock.  Mr. Seadler will serve on the Company’s Nominating and Corporate Governance Committee.

Mr. Seadler is currently a managing director of Accenture Strategy, an operating unit of Accenture PLC (NYSE: ACN), which he joined in 2008. His responsibilities include advising senior executives of Fortune 500 companies on increasing shareholder value, primarily in the consumer, retail, fast food dining, services, technology, industrial, infrastructure and governmental sectors. Previously, he had served in similar roles with McKinsey & Company’s Operations Strategy Practice, advising Fortune 500 senior executives in business and operational strategies to improve financial performance.  Mr. Seadler has also served in senior executive roles in telecommunications and retail operations.  Mr. Seadler began his career as a United States Army Infantry officer in various command and staff assignments and served as an associate professor at the United States Military Academy at West Point.   Mr. Seadler is a graduate of the United States Military Academy at West Point and received a Master of Science degree from Cornell University.

“Einar has a wide breadth of business experience and his operational and strategic skills will be both additive to our diverse Board and a true benefit to STORE,” said Christopher Volk, Chief Executive Officer.  “We are delighted to welcome him as part of the important transition to a plurality of seats held by independent directors and management.”

About STORE Capital

STORE Capital Corporation is an internally managed net-lease real estate investment trust, or REIT, that is the leader in the acquisition, investment and management of Single Tenant Operational Real Estate, which is its target market and the inspiration for its name. STORE Capital is one of the largest and fastest growing net-lease REITs and owns a large, well-diversified portfolio that consists of investments in over 1,300 property locations, substantially all of which are profit centers, in 46 states.  Additional information about STORE Capital can be found on its website at www.storecapital.com.

Forward-Looking Statements

Certain statements contained in this press release that are not historical facts may contain forward-looking statements. Forward-looking statements can be identified by the use of words such as “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximate” or

“plan,” or the negative of these words and phrases or similar words or phrases. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. For more information on risk factors for STORE Capital’s business, please refer to the periodic reports it files with the SEC from time to time. These forward-looking statements speak only as of the date of this press release and should not be relied upon as predictions of future events. STORE Capital expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein, to reflect any change in STORE Capital’s expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except as required by law.

Contacts:

Financial Profiles

Investor Contact:

Moira Conlon, 310-622-8220

Media Contact:

Tricia Ross, 310-622-8226

STORECapital@finprofiles.com

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